                                                                 EXHIBIT a(1)(o)

                             AIM EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         AIM EQUITY FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, by resolutions duly adopted in a Unanimous Consent dated July 13, 1999, (a) increased the aggregate number of shares of stock which the Corporation shall have the authority to issue from Twenty-Four Billion, Five Hundred Million (24,500,000,000) to Twenty-Six Billion, Seven Hundred Fifty Million (26,750,000,000) shares, and (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Mid Cap Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Mid Cap Growth Fund - Class B Shares, and Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Mid Cap Growth Fund - Class C Shares. The AIM Mid Cap Growth Fund - Class A Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the charter of the Corporation (the "Charter") and in any other provision of the Charter relating to the stock of the Corporation generally. The AIM Mid Cap Growth Fund - Class B Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the Charter, in any other provision of the Charter relating to the stock of the Corporation generally, and in paragraphs
(a), (b) and (c) of ARTICLE SIXTH of the Corporation's Articles Supplementary as filed with the Maryland State Department of Assessments and Taxation on June 5, 1995. The AIM Mid Cap Growth Fund - Class C Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the Charter and in any other provision of the Charter relating to the stock of the Corporation generally.

         SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Twenty-Four Billion, Five Hundred Million (24,500,000,000) shares, $.001 par value per share, having an aggregate par value of $24,500,000, of which:

                  (a) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class A Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Aggressive Growth Fund
- Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund - Class A Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class A Shares;

                  (b) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class B Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as shares of AIM Aggressive Growth Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund - Class B Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class B Shares;

                  (c) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Constellation Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as shares of AIM Aggressive Growth Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Basic Value Fund - Class C Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Dent Demographic Trends Fund - Class C Shares;

                  (d) Two Hundred Million (200,000,000) shares have been classified as AIM Charter Fund - Institutional Class Shares, Two Hundred Million (200,000,000) shares have been classified as AIM Weingarten Fund - Institutional Class Shares and Two Hundred Million (200,000,000) shares have been classified as AIM Constellation Fund - Institutional Class Shares; and

                  (e) Two Billion, Seven Hundred Fifty Million (2,750,000,000) shares were unclassified.

         THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Twenty-Six Billion, Seven Hundred Fifty Million (26,750,000,000) shares, $.001 par value per share, having an aggregate par value of $26,750,000. Of the additional Two Billion, Two Hundred Fifty Million (2,250,000,000) shares:

                  (a) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Mid Cap Growth Fund - Class A Shares;

                  (b) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Mid Cap Growth Fund - Class B Shares; and

                  (c) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Mid Cap Growth Fund - Class C Shares.

                  (d) Two Billion, Seven Hundred Fifty Million (2,750,000,000) shares are unclassified.

The number of shares of stock of each class specified in ARTICLE SECOND of these Articles Supplementary remains unchanged.

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE SEVENTH, paragraph (a) of the Charter.

         SEVENTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on July 13, 1999.




                                       AIM EQUITY FUNDS, INC.
Witness:


/s/RENEE A. FRIEDLI                    By: /s/ROBERT H. GRAHAM
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Assistant Secretary                        President